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                                   EXHIBIT 2

                               POWER OF ATTORNEY

     Know all by these presents, that the undersigned hereby constitute and appoint James F. McGinley, the undersigneds' true and lawful attorney-in-fact to:

     (1) execute for and on behalf of the undersigned, in each of the undersigneds' individual capacity or representative capacity, Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, and forms 13D and 13G in accordance with Section 13 of the Securities Exchange Act of 1934 and the rules thereunder;

     (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, 5, 13D or 13G, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

     (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

     The undersigned hereby grant to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledge that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigneds' responsibilities to comply with Sections 13 or 16 of the Securities Exchange Act of 1934.

     This Power of Attorney shall remain in full force and effect until the undersigned, in each of the undersigneds' individual capacity or representative capacity, are no longer required to file Forms 3, 4, 5, 13D and 13G with respect to the undersigneds' holdings of and transactions in securities issued by Methode Electronics, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

     IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of this 18th day of January 2002.

                                   /s/ Jane R. McGinley
                                   ---------------------------------------------
                                   Jane R. McGinley

                                   /s/ Raymond J. Roberts
                                   ---------------------------------------------
                                   Raymond J. Roberts

                                   /s/ Robert J. McGinley
                                   ---------------------------------------------
                                   Robert J. McGinley

                                   /s/ Margaret McGinley
                                   ---------------------------------------------
                                   Margaret McGinley